UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934
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☐	Soliciting Material Pursuant to Rule 14a-12
J & J Snack Foods Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
February 5, 2008

TO OUR SHAREHOLDERS:

The annual Meeting of Shareholders of J & J SNACK FOODS CORP. will be held on Tuesday, February 5, 2008 at 10:00 A.M., E.S.T., at The Crowne Plaza, 2349 West Marlton Pike (Route 70), Cherry Hill, New Jersey 08002 for the following purpose:

1. To elect one director;

2. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed December 7, 2007 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOUR EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED, STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

Dennis G. Moore,
Secretary

December 18, 2007

PROXY STATEMENT
PROPOSAL 1 INFORMATION CONCERNING NOMINEE FOR ELECTION TO BOARD
INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
BENEFICIAL OWNERSHIP OF SHARES
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2007
OPTION EXERCISES
AUDIT COMMITTEE REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
INDEPENDENT ACCOUNTANTS
OTHER MATTERS
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10 K

6000 Central Highway
Pennsauken, New Jersey 08109

PROXY STATEMENT

This proxy statement and the enclosed proxy are being furnished to shareholders of J & J Snack Foods Corp. (“J & J” or “The Company”) in conjunction with the solicitation of proxies by the Board of Directors of J & J (the “Board”) for use at J & J’s 2008 Annual Meeting of Shareholders to be held on Tuesday, February 5, 2008, at 10:00 A.M., E.S.T., at Crowne Plaza, 2349 West Marlton Pike (Route 70), Cherry Hill, New Jersey (the “Annual Meeting”), and at any adjournment or postponement of the Annual Meeting. The approximate date upon which this proxy statement and the accompanying form of proxy are being first sent or given to J & J’s shareholders is December 18, 2007.

What is the purpose of the Annual Meeting?

At the Annual Meeting, J & J shareholders will act on the matters outlined in the Notice of Annual Meeting, including the election of one (1) director; and any other matters that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Who pays expenses related to the proxy solicitation?

The expenses of the proxy solicitation will be borne by J & J. In addition to solicitation by mail, proxies may be solicited in person or by telephone by directors, officers or employees of J & J and its subsidiaries without additional compensation. J & J may engage the services of a proxy-soliciting firm. J & J is required to pay the reasonable expenses incurred by recordholders of J & J common stock, no par value (“Common Stock”), who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of Common Stock they hold of record, upon request of such recordholders.

Who is entitled to vote?

The Board has fixed the close of business on December 7, 2007 (the “Record Date”), as the date for determining holders of record of J & J Common Stock entitled to receive notice of, and to vote at, the Annual Meeting. On the Record Date, there were 18,719,127 shares of Common Stock outstanding.

What are the voting rights?

Each recordholder of Common Stock is entitled to cast one vote for each share held on the Record Date. Pursuant to the New Jersey Business Corporation Act (the “NJBCA”), the election of directors will be determined by a plurality vote and the one (1) nominee receiving the most “FOR” votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the votes cast on the proposal.

What constitutes a quorum?

The holders of a majority of the aggregate outstanding shares of Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any postponement or adjournment of the Annual Meeting. Pursuant to the NJBCA, abstentions and broker non-votes (described below) will be counted for the purpose of determining whether a quorum is present.

What is the effect of abstentions and broker non-votes?

Under the NJBCA, abstentions, or a withholding of authority, or broker non-votes, are not counted as votes cast and, therefore, will have no effect on any proposal at the Annual Meeting. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the applicable stock exchange or other organization of which they are members. Members of the New York Stock Exchange (“NYSE”) are permitted to vote their clients’ shares in their own discretion as to the election of directors and certain other “routine” matters if the clients have not timely furnished voting instructions prior to the Annual Meeting. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the omitted votes are referred to as “broker non-votes.”

How do I vote my shares?

If you are a registered shareholder (that is, if your stock is registered in your name), you may attend the Annual Meeting and vote in person, or vote by proxy. To vote by mail — mark, sign and date your proxy card and return such card in the postage-paid envelope J & J has provided you.

If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), you will receive a voting instruction form from your broker, bank or other holder of record. This form will explain which voting options are available to you. If you want to vote in person at the annual meeting, you must obtain an additional proxy card from your broker, bank or other holder of record authorizing you to vote. You must bring this proxy card to the meeting.

J & J encourages you to vote your shares for matters to be covered at the Annual Meeting.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of Common Stock:

•	“for” the election of the nominee for director; and

•	with respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of J & J.

Can I change my vote after submitting my proxy?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy by:

•	submitting a later-dated proxy by mail; or

•	attending the Annual Meeting and voting in person. Your attendance alone will not revoke your proxy. You must also vote in person at the Annual Meeting.

If you hold your shares in street name, you must contact your broker, bank or other nominee regarding how to change your vote.

Can shareholders speak or ask questions at the Annual Meeting?

Yes. J & J encourages shareholders to ask questions or to voice their views. J & J also wishes to assure order and efficiency for all attending shareholders. Accordingly, the Chairman of the Annual Meeting will have sole authority to make any determinations on the conduct of the Annual Meeting, including time allotted for each shareholder inquiry or similar rules to maintain order. Such determination by the Chairman of the Annual Meeting will be final, conclusive and binding. Anyone who is disruptive or refuses to comply with such rules of order will be excused from the Annual Meeting.

PROPOSAL 1

INFORMATION CONCERNING NOMINEE FOR ELECTION TO BOARD

One (1) director is expected to be elected at the Annual Meeting to serve on the Board of Directors of J & J until the expiration of his term as indicated below and until his successor is elected and has qualified.

The following table sets forth information concerning J & J’s nominee for election to the Board of Directors. If the nominee becomes unable or for good cause will not serve, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for the election of such substitute nominee as shall be designated by the Board of Directors. The Board of Directors of J & J expects the nominee to be willing and able to serve.

			Year of
			Expiration of
Name	Age	Position	Term as Director

Sidney R. Brown	50	Director	2013

INFORMATION CONCERNING CONTINUING
DIRECTORS AND EXECUTIVE OFFICERS

			Year of Expiration of
Name	Age	Position	Term as Director

Leonard M. Lodish	64	Director	2009
Dennis G. Moore	52	Senior Vice President, Chief Financial Officer, Secretary, Treasurer and Director	2012
Gerald B. Shreiber	66	Chairman of the Board, Chief Executive Officer, Director	2010
Peter G. Stanley	65	Director	2011
Daniel Fachner	47	President, The ICEE Company	—
Vincent Melchiorre	47	Executive Vice President — Food Group	—
Robert M. Radano	58	Senior Vice President, Chief Operating Officer	—

Sidney R. Brown is the Chief Executive Officer of NFI Industries, Inc., a comprehensive provider of freight transportation, warehousing, third party logistics, contract manufacturing and real estate development. He is Vice Chairman, Acting President and CEO of Sun National Bank, a national bank operating in New Jersey, Delaware and Pennsylvania. He became a director in 2003.

Leonard M. Lodish became a director in 1992. He is Samuel R. Harrell Professor in the Marketing Department and Vice Dean, Wharton West of The Wharton School at the University of Pennsylvania where he has been a professor since 1968. He is a Director of Franklin Electronic Publishing, Inc.(maker of portable electronic reference works).

Dennis G. Moore joined the Company in 1984, and has served in various capacities since that time. He was named Chief Financial Officer in 1992 and was elected to the Board of Directors in 1995.

Gerald B. Shreiber is the founder of the Company and has served as its Chairman of the Board, President, and Chief Executive Officer since its inception in 1971.

Peter G. Stanley became a director in 1983. Since November 1999 he is a Senior Vice President of Emerging Growth Equities, Ltd., an investment banking firm.

Daniel Fachner has been an employee of The ICEE Company since 1979 and became its President in August 1997.

Vincent Melchiorre joined the Company in June 2007 as its Executive Vice President — Food Group and President of Country Home Bakers. From May 2006 to June 2007 he was Senior Vice President, Bread and Roll business, George Weston Foods. From January 2003 to April 2006 he was Senior Vice President, Sales and Marketing at Tasty Baking Company. From June 1982 to December 2002 he was employed by Campbell Soup Company in various capacities, most recently as Vice President of Marketing of Pepperidge Farm.

Robert M. Radano joined the Company in 1972 and in May 1996 was named Chief Operating Officer of the Company.

The Board recommends that you vote “FOR” the election of the nominee.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

J & J is a Company incorporated under the laws of the State of New Jersey. In accordance with New Jersey law and J & J’s By-laws, the Board of Directors has responsibility for overseeing the conduct of J & J’s business. J & J has established a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees of the Company. In addition, the Company has adopted a Code of Ethics for Chief Executive and Senior Financial Officers. Copies of these codes are available on the Company’s website.

Director Independence

The rules of NASDAQ require that a majority of the Company’s Board of Directors and the Members of the Audit Committee, Compensation Committee and the Nominating/ Governance Committee meet its independence criteria. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. The Board considers all relevant facts and circumstances of which it is aware in making an independence determination.

Based on the NASDAQ guidelines the Board has determined that each of the following directors are independent: Sidney R. Brown, Leonard M. Lodish and Peter G. Stanley. None of the directors who qualify as independent has a business, financial, family or other type of relationship with J & J.

Board Meetings

During the fiscal year the Board of Directors held four regularly scheduled meetings. Each Director attended at least 75% of the total meeting of the Board of Directors and the Committees on which he served.

Annual Meeting Attendance

It has been longstanding practice of the Company for all Directors to attend the Annual Meeting of Shareholders. All Directors attended the 2007 Annual Meeting.

Executive Sessions of Independent Directors

The Independent Directors meet in executive sessions without management present before or after regularly scheduled Board meetings. In addition, the Independent Directors meet at least once annually with the Chief Executive Officer at which time succession issues are discussed.

Director Stock Ownership Guidelines

The Board has established stock ownership guidelines for the non-employee directors. By May 1, 2008 or within two years of election as a director, the director must attain and hold 5000 shares of J & J’s Common Stock. Shares issued under the Deferred Stock Plan do not count toward this requirement.

Board Committees

In order to fulfill its responsibilities, the Board has delegated certain authority to its committees. There are three standing committees: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating/Governance Committee. Each Committee has its own Charter which is reviewed annually by each committee to assure ongoing compliance with applicable law and sound governance practices. Committee charters may be found on our website at www.jjsnack.com under the “Investor Relations” tab and then under “Corporate Governance”. Paper copies are available at no cost by written request to Dennis G. Moore, Corporate Secretary, J & J Snack Foods Corp., 6000 Central Highway, Pennsauken, New Jersey 08109.

The Audit Committee

The Audit Committee is comprised of directors Stanley (Chairman), Brown and Lodish, each of whom qualifies as an independent director and meets the other requirements to serve on the Audit Committee under rules of the NASDAQ Stock Market. The principal functions of the Audit Committee include, but are not limited to, (i) the oversight of the accounting and financial reporting processes of the Company and its internal control over financial reporting; (ii) the oversight of the quality and integrity of the Company’s financial statements and the independent audit thereof; and (iii) the approval, prior to the engagement of, the Company’s independent auditors and, in connection therewith, to review and evaluate the qualifications, independence and performance of the Company’s independent auditors. The Audit Committee convened six (6) times during the 2007 fiscal year.

The Audit Committee currently does not have an Audit Committee Financial Expert, as such term is defined in Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee believes that the background and experience of its members allow them to perform their duties as members of the Audit Committee. This background and experience includes a former banker and current investment banker who regularly reviews financial statements of companies, a Professor at The Wharton School of the University of Pennsylvania, one of the leading business schools in the United States, and a Chief Executive Officer of a substantial private company with financial oversight responsibilities.

The Compensation Committee

The Compensation Committee is comprised of directors Brown (Chairman), Lodish and Stanley, each of whom qualifies as an independent director under the rule of the NASDAQ Stock Market, as non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934, and as outside director under Section 162(m) of the Internal Revenue Service. The Committee has responsibility for the following:

•	Annually review and determine the compensation of the CEO and other officers without the CEO being present during the voting or deliberations of the compensation committee with respect to his or her compensation.

•	Review and approve compensation paid to family members of officers and directors.

•	Determine the Company’s policy with respect to the application of Internal Revenue Code Section 162(m).

•	Approve the form of employment contracts, severance arrangements, change in control provisions and other compensatory arrangements with officers.

•	Approve cash incentives and deferred compensation plans for officers (including any modification to such plans) and oversee the performance objectives and funding for executive incentive plans.

•	Approve compensation programs and grants involving the use of the Company’s stock and other equity securities, including the administration of the Stock Option Plan.

•	Prepare an annual report on executive compensation for inclusion in the Company’s proxy statement for each annual meeting of shareholders in accordance with applicable rules and regulations.

•	Retain and terminate any compensation consultant to be used to assist the evaluation of the compensation of the directors, CEO or officers of the Company, including the sole authority to select the consultant and to approve the firm’s fees and other retention terms.

•	Obtain advice and assistance from internal or external legal, accounting or other advisors as required for the performance of its duties.

•	Monitor compliance with legal prohibitions on loans to directors and officers of the Company.

•	Review the Committee’s performance annually.

•	Review and reassess the adequacy of the Committee’s Charter annually and recommend to the Board any appropriate changes.

•	Perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board.

The Compensation Committee held two (2) meetings during fiscal 2007.

The Nominating Committee

The Nominating and Corporate Governance Committee is comprised of directors Lodish (Chairman), Brown and Stanley, each of whom qualifies as an independent director under rules of the NASDAQ Stock Market. This Committee’s primary responsibilities are to (1) make recommendations to the Board of Directors regarding composition of the Board and committees of the Board, (2) identify individuals qualified to become Board members and recommend to the Board qualified individuals to be nominated for election or appointed to the Board, (3) develop a succession plan for the Company’s Chief Executive Officer and (4) develop corporate governance guidelines applicable to the Company. The Committee will consider nominees for directors recommended by stockholders. Any stockholder may recommend a prospective nominee for the Committee’s consideration by submitting in writing to the Company’s Secretary (at the Company’s address set forth above) the prospective nominee’s name and qualifications. The Nominating and Corporate Governance Committee held one (1) meeting during fiscal 2007.

Shareholder Proposals and Nominations

Any stockholder who wishes to submit a proposal to be voted on or to nominate a person for election to the Board of Directors at the Company’s annual meeting of stockholders in 2009 must notify the Company’s Secretary (at the Company’s address set forth above) no earlier than August 6, 2008 and no later than September 5, 2008 (unless the date of the 2008 annual meeting is more than 30 days before or more than 60 days after February 5, 2009, in which case the notice of proposal must be received by the later of November 5, 2008 or the tenth day following the day the Company publicly announces the date of the 2009 annual meeting). The notice of a proposal or nomination must also include certain information about the proposal or nominee and about the stockholder submitting the proposal or nomination, as required by the Company’s By-Laws, and must also meet the requirements of applicable securities laws. Proposals or nominations not meeting these requirements will not be presented at the annual meeting.

For more information regarding stockholder proposals or nominations, you may request a copy of the By-Laws from the Company’s Secretary (at the Company’s address set forth above).

Communication with The Board

Shareholders, employees and others may contact any of the Company’s Directors by writing to them c/o J & J Snack Foods Corp., 6000 Central Highway, Pennsauken, New Jersey 08109.

Compliance With Section 16(A) of the Securities Exchange Act of 1934

Section 16(A) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Company’s Common Stock,

file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations received by it from such directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 2007.

Director Compensation

Each director receives on January 1 an annual grant under the Deferred Stock Plan of shares having a value of $75,000 as well as $750 per quarter as a retainer and $1,000 for attendance at each of the Company’s four quarterly Board meetings. In addition, the Chairman of the Audit Committee receives an annual fee of $5,000.

Non-Employee Director Compensation Table for Fiscal 2007

	Fees Paid	Stock
	in Cash	Awards(1)
Directors at September 29, 2007	$	$

Sidney R. Brown	7,000	75,000
Leonard M. Lodish	7,000	75,000
Peter G. Stanley	12,000	75,000

(1)	Reflects the dollar amount recognized for financial statement purposes for the fiscal year ended September 29, 2007 in accordance with FAS 123(R)

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth information as of December 1, 2007 concerning (i) each person or group known to J & J to be the beneficial owner of more than 5% of Common Stock, (ii) each director of the Company, (iii) the Company’s Chief Executive Officer and each of the Company’s four most highly compensated executive officers for the 2007 fiscal year, and (iv) the beneficial ownership of Common Stock by the Company’s directors and all named executive officers as a group. Except as otherwise noted, each beneficial owner of the Common Stock listed below has sole investment and voting power.

	Shares Owned
Name and Address of Beneficial Owner	Beneficially(1)		Percent of Class

Directors, Nominees and Named Executive Officers
Gerald B. Shreiber 6000 Central Highway Pennsauken, NJ 08109	4,559,733	(2)	24%
Sidney R. Brown	12,812	(3)	*
Leonard M. Lodish	54,812	(4)	*
Dennis G. Moore	104,707	(5)	*
Robert M. Radano	99,329	(6)	*
Peter G. Stanley	81,134	(4)(7)	*
Daniel Fachner	40,294	(8)	*
Vincent Melchiorre	10,000		*
All executive officers and directors as a group (8 persons)	4,962,821	(9)	26%
Five percent Shareholders
Lord Abbett & Co., L.L.C, 90 Hudson Street Jersey City, NJ 07302	1,432,971		8%
Neuberger Berman LLC 605 Third Avenue New York, NY 10158	1,502,916		8%

*	Less than 1%

(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Includes 270,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Shreiber and exercisable within 60 days from the date of this Proxy Statement, and 122,550 shares owned by a charitable foundation in which Mr. Shreiber has the right to vote and dispose of the shares.

(3)	Includes 10,812 shares of Common Stock issuable under the Deferred Stock Plan.

(4)	Includes 30,000 shares of Common Stock issuable upon the exercise of options and exercisable within 60 days from the date of this Proxy Statement and 19,812 shares issuable under the Deferred Stock Plan.

(5)	Includes 34,262 shares of Common Stock issuable upon the exercise of options granted to Mr. Moore and exercisable within 60 days from the date of this Proxy Statement.

(6)	Includes 4,896 shares of Common Stock issuable upon the exercise of options granted to Mr. Radano and exercisable within 60 days from the date of this Proxy Statement.

(7)	Includes 31,322 shares owned jointly with Mr. Stanley’s spouse with shared voting and investment power.

(8)	Includes 10,830 shares of Common Stock issuable upon the exercise of options granted to Mr. Fachner and exercisable within 60 days from the date of this Proxy Statement.

(9)	Includes 379,988 shares of Common Stock issuable upon the exercise of options granted to executive officers and directors of J & J and exercisable within 60 days from the date of this Proxy Statement and 50,436 shares issuable under the Deferred Stock Plan.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction:  J & J Snack Foods Corp. manufactures nutritional snack foods and frozen beverages which it markets nationally to the food service and retail supermarket industries. Our compensation programs are designed to support our business goals and promote both short-term and long-term growth. This section of the proxy statement explains how our compensation programs are designed and operate in practice with respect to our Named Executive officers. Our Named Executive Officers are the CEO, CFO and three most highly compensated executive officers in a particular year. The “Executive Compensation” section presents compensation earned by the Named Executive Officers.

Executive Compensation Objectives

Our executive compensation programs reflect our results-oriented corporate culture that rewards achievement of aggressive goals. Our compensation program for executive officers is designed to attract, retain, motivate and reward talented executives who will advance our strategic, operational and financial objectives and thereby enhance stockholder value.

The following principles are considered in setting compensation programs and pay levels:

•	Compensation and benefit programs offered by J & J should appropriately reflect the size and financial resources of our Company in order to maintain long-term viability. These programs should be increasingly market-based (rather than legacy) and competitive, without limiting our ability to adequately invest in our business. This approach supports our efforts to maintain a viable and sustainable enterprise for the future.

•	Compensation should reward Company and individual performance. Our programs should strive to deliver competitive compensation for exceptional individual and Company performance as compared to companies in our competitor peer group and others with whom we compete for executive talent.

•	Compensation of executive officers should be predominately performance-based. At higher levels in the Company, a greater proportion of an executive’s compensation should be linked to Company performance and stockholder returns. As discussed below, our performance is measured against financial and operational goals and objectives. We also place emphasis on relative performance with our competitor peer group.

•	The objectives of rewarding performance and retention should be balanced. In periods of temporary downturns in Company performance, particularly when driven by unanticipated industry events or customer decisions, our compensation programs should continue to ensure that high-achieving, marketable executives remain motivated and committed to J & J. This principle is essential to our effort to encourage our leaders to remain with J & J for long and productive careers.

•	Compensation should foster the long-term focus required for success in the snack food industry. We believe that long-term incentive compensation will motivate executive officers to deliver long-term value to our stockholders. Executives at higher levels in our Company should have a greater proportion of their compensation tied to longer-term performance because they are in a better position to influence longer-term results. This approach supports strategic decision-making and actions that will serve the long-term interest of J & J and aligns the interest of executive officers and stockholders.

•	Executive officers should be J & J stockholders. Stock ownership aligns our executive officers’ interest with those of our stockholders. They should be required to maintain ownership of J & J stock at a level appropriate for their position in the company. J & J’s long-term equity-based compensation program should facilitate stock ownership and link a portion of compensation to stock price appreciation.

Determining Compensation

The Compensation Committee’s process for determining compensation levels for executive officers differs depending upon the compensation element and the position of the individual being considered. For each executive officer other than the CEO; the Compensation Committee annually reviews each element of compensation described below in consultation with the CEO. A number of factors are considered in determining individual compensation level, including performance of the individual and the business unit or function under his or her leadership, the Company’s performance, and economic and business conditions affecting J & J at the time of the review. Management and external sources provide relevant information and analyses as the Compensation Committee deems appropriate. Competitive market data may be considered from time to time, but we need not set compensation levels at a targeted percentile or rely solely on such data to make compensation decisions. While substantially guided by the applicable performance metrics of our programs, the Compensation Committee retains authority to exercise its judgment when approving individual awards.

With respect to the CEO, the Compensation Committee meets in executive session to assess annual Company and individual performance. The Compensation Committee determines Mr. Shreiber’s base salary based on the factors the Compensation Committee, in its discretion, considers relevant and in the best interest of J & J. Mr. Shreiber’s bonus and stock option grant are determined by a formula approved by J & J’s stockholders.

J & J’s policies are generally not to have employment contracts or change in control provisions for its executive officers. Its four senior executive officers, other then Mr. Melchiorre, have an average of over 30 years service with the Company. None of these officers have employment contracts or change-in-control provisions. This substantial long-term commitment is also demonstrated in this group’s significant ownership of Company stock. As an inducement in the hiring of Mr. Melchiorre as Executive Vice President and to provide him with certain security, the Committee determined that an employment contract was appropriate. The terms of this Employment Contract were designed to provide a competitive salary and benefits and to provide long-term incentives the purposes of which are discussed below.

Annual Cash Incentive

The Annual Cash Incentive or Bonus for each Named Executive Officer is handled in a variety of ways. Certain executives are governed by various formula described below which have been developed over the years. The Compensation Committee reviews the formula annually and has determined that it is producing results that it considers fair and appropriate.

Gerald B. Shreiber — CEO.  At our 2004 Annual Meeting, the Shareholders approved a bonus formula for Mr. Shreiber whereby he receives annually a bonus equal to 2.5 percent of the Company’s Net Earnings. This formula produced a bonus of $651,000 in fiscal year 2005, $736,000 in fiscal year 2006 and $802,790 in fiscal year 2007.

Dennis G. Moore’s, Senior Vice President and CFO, bonus is not determined by formula. In determining his bonus the Compensation Committee reviews published reports of salaries and bonus given to CFO’s of comparable companies, considers the recommendation of the CEO and the annual results of the Company.

Robert Radano’s, Senior Vice President and COO, bonus is established by a formula which provided him a bonus equal to six percent (6%) of the increase in earnings for the current fiscal year over the average earnings of the prior two years for certain J & J companies in which Mr. Radano is directly involved. Under this formula Mr. Radano would not earn a bonus. However, the Committee recognized that this formula was affected by the sudden and unexpected increase in commodity prices. Upon the recommendation of the CEO the Committee approved a discretionary bonus of $100,000.

Daniel Fachner’s annual bonus is equal to two percent (2%) of the earnings before taxes and foreign currency adjustments for the ICEE Company.

Vincent Melchiorre’s bonus for fiscal 2007 was determined by his Employment contract discussed below.

Employment Agreement with Vincent Melchiorre

Mr. Melchiorre joined J & J in June 2007 and entered into an Employment Agreement at that time. Either the Company or Mr. Melchiorre can terminate the Employment Agreement on thirty (30) days written notice. The Agreement provides that Mr. Melchiorre will have a Base Compensation of $286,000 per annum. For fiscal 2007 he was guaranteed a bonus of $186,000 and for subsequent years he has a target bonus of 75% of Base Compensation. Upon execution of the Employment Agreement Mr. Melchiorre was paid a signing bonus of $65,000 and a grant of 10,000 Shares of the Company’s Common Stock. These shares of Common Stock are held by the Company with 5,000 shares to be released on both June 1, 2009 and June 1, 2010 if Mr. Melchiorre is then employed by the Company.

Mr. Melchiorre was also issued upon his commencement of employment 10,000 options to purchase the Company’s Common Stock at the then market price. In addition, he is to receive annually, beginning in calendar year 2007 pursuant to the Company’s Stock Option Plan, options to acquire $100,000 in stock value upon the same terms and conditions as other employees of the Company. Mr. Melchiorre’s Agreement further provides that upon a change-in-control he is to receive an amount equal to two times his current Base Compensation plus his annual bonus for the previous year.

Long-Term Incentives

Long-term incentive compensation is designed to :

•	align executive officer and stockholder interests;

•	facilitate stock ownership among executive officers;

•	reward achievement of long-term performance goals; and

•	provide incentives for executive retention;

The Compensation Committee reviews and approves grants of long-term incentives to executive officers within a range established by the Compensation Committee. Individual awards are based on each employee’s level of responsibility, performance and other special circumstances as recommended by the CEO. Long-term incentive awards are made under our 2002 Stock Option Plan (Stock Option Plan). The terms of the long-term incentive awards granted to Named Executive Officers are described in the narrative to Summary Compensation Table and Grants of Plan-Based Award table. In accordance with the Stock Option Plan Mr. Shreiber’s options are granted at the end of the Company’s fiscal year. With the exception of options granted to recently hired employees at time of hire or to employees hired in connection with an acquisition, stock options are granted in December of each year on a date selected by the Board at its November meeting.

Mr. Shreiber’s annual grant of stock options is fixed by the Stock Option Plan at 20,000 options per year. Mr. Melchiorre’s grants of stock options are set forth in his Employment Contract discussed above. Other Named Executive Officers have for the past several years received annual grants of stock options to acquire $100,000 in stock value.

Benefits

Our Named Executive Officers participate in the full range of benefit and retirement plans provided to all salaried employees. These include health and welfare benefits, our 401(K) plan and our Stock Purchase Plan.

Perquisites

J & J provides a limited number of perquisites to its Named Executive Officers. The most significant of these perquisites is the use of a Company automobile. Mr. Fachner is provided with an allowance to defray the cost of his Country Club membership.

Tax and Accounting Considerations

Deductibility of Executive Compensation.  In general, the compensation awarded to our Named Executive Officers will be taxable to the executive and will give rise to a corresponding corporate deduction at the time the compensation is paid. Section 162(m) of the Internal Revenue Code (Code) generally denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer or the named executive officers. During 2007 our CEO received compensation in excess $1 million. However, his bonus was pursuant to a formula approved by the stockholders and therefore exempt from the Section 162(m) limitations on deductibility.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility. We reserve the right to maintain flexibility in how we compensate our executive officers, which may result in limiting the deductibility of amounts of compensation from time to time.

Accounting for Stock-Based Compensation.  Effective with the 2006 fiscal year, we adopted FASB Statement No. 123R (SFAS 123R), Share-Based Payment. Stock-based compensation expense for all share-based payment awards is based on the grant date fair value estimated in accordance with the provisions of SFAS 123R.

Policy on Claw Backs

The Company does not have any policy providing for the recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Report of the Compensation Committee

The Compensation committee of the company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Sidney R. Brown, Chairman
Leonard M. Lodish
Peter G. Stanley

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes compensation paid or earned for the fiscal year ending September 29, 2007 for the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (the “Named Executive Officers”).

				Stock	Option	All Other
		Salary	Bonus	Awards(1)	Awards(1)	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Gerald B. Shreiber Chairman of the Board Chief Executive Officer Director	2007	650,000	802,790	0	262,133	11,098	1,726,021
Robert M. Radano Senior Vice President Chief Operating Officer	2007	295,000	100,000	0	39,710	7,488	442,198
Dennis G. Moore Senior Vice President Chief Financial Officer Secretary Treasurer Director	2007	311,317	185,000	0	39,710	15,192	551,219
Daniel Fachner President The ICEE Company	2007	293,230	276,200	0	39,710	15,880	625,020
Vincent Melchiorre Executive Vice President Food Group	2007	88,000	251,000	50,256	13,922	1,912	405,090

(1)	All amounts reported in these columns correspond to current year amounts recorded for financial statement purposes in accordance with FAS 123(R). For a discussion of valuation assumptions, see Note A 13 to J & J’s Consolidated Financial Statements included in J & J’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
		Number of	Number of
		Securities	Securities			Number of	Market Value
		Underlying	Underlying			Shares or	of Shares or
		Unexercised	Unexercised	Option		Units of Stock	Units of Stock
		Options	Options	Exercise	Option	That Have Not	That Have Not
	Grant	(#)	(#)	Price	Expiration	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)	($)

Gerald B. Shreiber	05/01/98	50,000		9.625	04/30/08	0	0
	05/01/99	50,000		10.875	04/30/09
	05/01/00	50,000		7.969	04/30/10
	05/01/01	50,000		10.30	04/30/11
	05/01/02	50,000		19.765	04/30/12
	09/24/04	20,000		20.425	09/23/14
	12/15/05		20,000	29.78	12/14/15
	09/30/06		20,000	31.10	09/29/16
	09/28/07		20,000	34.82	09/27/17
Robert M. Radano	09/24/04	4,896		20.425	09/23/09	0	0
	12/15/05		3,357	29.78	12/14/10
	12/15/06		2,400	41.60	12/14/11
Dennis G. Moore	09/27/00	14,000		6.375	09/26/10	0	0
	08/07/01	9,432		10.60	08/06/11
	09/29/03	5,934		16.85	09/28/08
	09/24/04	4,896		20.425	09/23/09
	12/15/05		3,357	29.78	12/14/10
	12/15/06		2,400	41.60	12/14/11
Daniel Fachner	09/29/03	5,934		16.85	09/28/08	0	0
	09/24/04	4,896		20.425	09/23/09
	12/15/05		3,357	29.78	12/14/10
	12/15/06		2,400	41.60	12/14/11
Vincent Melchiorre	06/11/07		10,000	38.81	06/10/12	10,000	348,200

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2007

Long term awards granted in fiscal 2007 to the Named Executive Officers are shown in the following table.

		Number of	Exercise or	Grant Date
		Securities	Base Price	Fair Value
		Underlying	of Option	of Option
		Options(1)	Awards(2)	Awards(3)
Name	Grant Date	#	$	$

Gerald B. Shreiber	09/28/07	20,000	34.82	327,600
Robert M. Radano	12/15/06	2,400	41.60	28,848
Dennis G. Moore	12/15/06	2,400	41.60	28,848
Daniel Fachner	12/15/06	2,400	41.60	28,848
Vincent Melchiorre	06/11/07	10,000	38.81	116,800

(1)	This column shows the number of stock options granted in fiscal 2007 to each Named Executive Officer. These options are not exercisable until three years after the date of grant.

(2)	This column shows the exercise price for options granted in fiscal 2007 to each Named Executive Officer, which was the closing price of J & J’s Common Stock on the date the options were granted.

(3)	This column shows the full grant date fair value, under FAS 123(R), of options granted to each Named Executive Officer in fiscal 2007. Generally, the full grant date fair value is the amount J & J would recognize for financial statement reporting purposes over the award’s vesting schedule. Options granted on June 11, 2007 were valued at $11.68, options granted on September 28, 2007 were valued at $16.38 and options granted on December 15, 2006 were valued at $12.02 using a Black-Scholes option pricing model in accordance with FAS 123(R). For a discussion of valuation assumptions, see Note 13 to J & J’s consolidated financial statements included in J & J’s annual report on Form 10-K for the fiscal year ended September 29, 2007.

OPTION EXERCISES

The following table provides information on stock options exercised by the Named Executive Officers during fiscal year 2007.

	Option Awards
	Number of Shares
	Acquired on	Value Realized
	Exercise	on Exercise
Name	(#)	($)

Gerald B. Shreiber	50,000	1,639,125
Robert M. Radano	5,934	144,434
Dennis G. Moore	5,196	116,027
Daniel Fachner	—	—
Vincent Melchiorre	—	—

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE IN CONTROL

Except for the provisions in Mr. Melchiorre’s employment contract discussed below, the Company does not have any Agreements to provide payment or benefits to any Named Executive Officer upon termination or change-in-control.

AUDIT COMMITTEE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements, as further detailed in the Committee’s Charter attached as Exhibit B to the Proxy Statement for the 2005 Annual Meeting.

The Company’s management is responsible for the integrity of the Company’s financial statements, as well as its accounting and financial reporting process and internal controls for compliance with applicable accounting standards, laws and regulations. The Company’s independent accountants, Grant Thornton LLP (“Grant Thornton”), are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion in their report on those financial statements.

The Audit Committee is responsible for monitoring and reviewing these processes, as well as the independence and performance of the Company’s independent accountants. The Audit Committee does not conduct auditing or accounting reviews or procedures. The Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and in conformity with generally accepted accounting procedures in the U.S. and on the independent accountants’ representations included in their report on the Company’s financial statements.

The Audit Committee reviewed and discussed with management the Company’s audited financial statements for fiscal year 2007. The Committee discussed with the Company’s independent accountants, Grant Thornton, the matters required to be discussed by the Codification of Statements on Auditing Standards 61, Communication with Audit Committees (as modified or supplemented). In addition, the Audit Committee received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Grant Thornton its independence from the Company, and considered whether the providing of non-audit services to the Company by Grant Thornton is compatible with maintaining Grant Thornton’s independence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007.

PETER G. STANLEY (Chairman)
SIDNEY R. BROWN
LEONARD M. LODISH

INDEPENDENT ACCOUNTANTS

It is contemplated that Grant Thornton LLP (“Grant Thornton”) will be selected to serve as the Company’s independent accountants for fiscal year 2008. Grant Thornton also served as the Company’s independent accountants for fiscal year 2007. A representative of Grant Thornton is expected to attend the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions from stockholders.

Audit Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for professional services rendered by Grant Thornton for the audit of the Company’s annual financial statements and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements for those fiscal years:

Fiscal Year 2007	$745,000
Fiscal Year 2006	$581,000

Audit-Related Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for (1) financial accounting and reporting services, and (2) acquisition-related services, in each case rendered by Grant Thornton and that were reasonably related to the performance of the audit or review of the Company’s financial statements but are not included in the audit fees reported above:

Fiscal Year 2007	$20,000
Fiscal Year 2006	$16,000

Tax Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for U.S. Federal, state and local tax planning, advice and compliance services, international tax planning, advice and compliance services:

Fiscal Year 2007	$181,000
Fiscal Year 2006	$180,000

Audit Committee Policies and Procedures on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted policies and procedures requiring that the Company obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by Grant Thornton as the Company’s independent accountants. Pre-approval is generally granted on a fiscal year basis, is detailed as to the particular service or category of services to be provided and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis.

Other Matters

The audit Committee of the Board of Directors has considered whether the provision of tax services described above is compatible with maintaining the independence of the Company’s principal accountant. The Audit committee has approved the performance of these services by Grant Thornton LLP.

OTHER MATTERS

The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the

Meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a 8 or 14a 9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In conjunction with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10 K

This Proxy Statement is accompanied by the Company’s Annual Report to Shareholders for fiscal 2007.

EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF J & J’S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2007 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED SEPTEMBER 29, 2007, WITHOUT CHARGE, BY SENDING A WRITTEN REQUEST TO J & J SNACK FOODS CORP., 6000 CENTRAL HIGHWAY, PENNSAUKEN, NEW JERSEY 08109, ATTENTION: DENNIS G. MOORE.

By Order of the Board of Directors,

Dennis G. Moore, Secretary

(301778)

ANNUAL MEETING OF SHAREHOLDERS OF
J & J SNACK FOODS CORP.
February 5, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Director:
NOMINEE:
☐	FOR THE NOMINEE	Sidney R. Brown

☐	WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via
this method.			☐

Receipt of J & J’s Annual Report to Shareholders and Notice of Annual Meeting of Shareholders and Proxy Statement dated December 18, 2007 is hereby acknowledged.
Please date and sign this proxy and return it promptly in the enclosed postage paid envelope.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

J & J SNACK FOODS CORP.
Annual Meeting of Shareholders  February 5, 2008

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints STEVE TAYLOR and HARRY McLAUGHLIN, each of them with full power of substitution, proxy agents to vote all shares which the undersigned is entitled to vote at the Annual Meeting of its Shareholders February 5, 2008 on all matters that properly come before the meeting, subject to any directions indicated below. The proxy agents are directed to vote as follows on the proposals described in J & J’s Proxy Statement.
     This proxy will be voted as directed. If no directions to the contrary are indicated, the proxy agents intend to vote “FOR” the election of J & J’s nominee as director.
     The proxy agents present and acting at the meeting, in person or by their substitutes (or if only one is present and acting, then that one), may exercise all powers conferred hereby. Discretionary authority is conferred hereby as to certain matters described in J & J’s Proxy Statement.
(Continued and to be signed on the reverse side)